Exhibit 5

May 8, 2018

Target Corporation
1000 Nicollet Mall
Minneapolis, MN 55403-2467

Ladies and Gentlemen:

I am Executive Vice President, Chief Legal & Risk Officer and Corporate Secretary of Target Corporation, a Minnesota corporation (the “Corporation”), and, as such, I and the attorneys that I supervise have acted as counsel for the Corporation in the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the proposed offer and sale from time to time of the following securities (the “Securities”) of the Corporation:

(i)                  unsecured debt securities (the “Debt Securities”), issuable directly or upon exercise of Warrants (as defined below);

(ii)                 preferred stock, $0.01 par value per share (the “Preferred Stock”), of the Corporation, issuable directly or upon conversion of Debt Securities or other Preferred Stock, or upon exercise of Warrants (as defined below);

(iii)                fractional shares of Preferred Stock, interests in which may be evidenced by appropriately prepared depositary shares (the “Depositary Shares”), issuable directly or upon conversion of Debt Securities or other Depositary Shares, or upon exercise of Warrants (as defined below);

(iv)                common stock, $0.0833 par value per share (the “Common Stock”), of the Corporation, issuable directly or upon conversion of Debt Securities, Preferred Stock or Depositary Shares, or upon exercise of Warrants (as defined below);

(v)                 warrants to purchase Debt Securities, Preferred Stock, Depositary Shares or Common Stock (collectively, the “Warrants”); and

(vi)                units comprised of one or more of the above-referenced securities offered together in different combinations.

The Securities may be offered in separate series, in amounts, at prices, and on terms to be set forth in the prospectus and one or more supplements to the prospectus (collectively, the “Prospectus”) constituting a part of the Registration Statement, and in the Registration Statement.

The Debt Securities are to be substantially in the form filed as Exhibit 4(f) to the Registration Statement, with appropriate insertions, and are to be issued under the indenture filed as Exhibit 4(d) to the Registration Statement entered into by the Corporation and The Bank of New York Mellon Trust

1000 Nicollet Mall, TPS-2670, Minneapolis, Minnesota 55403

May 8, 2018

Company, National Association (as successor to Bank One Trust Company, N.A.), as trustee, as supplemented by the first supplemental indenture filed as Exhibit 4(e) to the Registration Statement, and as further amended or supplemented from time to time (the “Indenture”).  The shares of Preferred Stock are to be evidenced by the forms of preferred stock certificate filed as Exhibits 4(h) and 4(i) to the Registration Statement, whichever is appropriate and with appropriate insertions.  Each series of Preferred Stock is to be issued under the Corporation’s Amended and Restated Articles of Incorporation (the “Articles of Incorporation”), and a certificate of designations (a “Certificate of Designations”) to be approved by the Board of Directors of the Corporation or a committee thereof and filed with the Secretary of State of the State of Minnesota (the “Minnesota Secretary of State”) in accordance with Section 302A.401 of the Minnesota Business Corporation Act.  The Depositary Shares are to be issued under a deposit agreement substantially in the form filed as Exhibit 4(j) to the Registration Statement, with appropriate insertions (the “Deposit Agreement”), to be entered into by the Corporation, a depositary to be named by the Corporation (the “Depositary”), and the holders from time to time of depositary receipts evidencing the Depositary Shares.  The Common Stock is to be evidenced by the form of common stock certificate filed as Exhibit 4(c) to the Registration Statement, with appropriate insertions, and issued under the Articles of Incorporation.  The Warrants are to be issued under warrant agreements substantially in the forms filed as Exhibits 4(k), 4(l) and 4(m) to the Registration Statement, whichever is appropriate and with appropriate insertions (the “Warrant Agreements”), to be entered into by the Corporation and warrant agents to be named by the Corporation.  The Indenture, the Articles of Incorporation, each Certificate of Designations, each Deposit Agreement and each Warrant Agreement are referred to herein individually as a “Governing Document” and collectively as the “Governing Documents.”

As part of the corporate actions taken and to be taken (the “Corporate Proceedings”) in connection with the issuance of any Securities to be issued and sold from time to time under the Registration Statement, the Board of Directors, a committee thereof or certain authorized officers of the Corporation as authorized by the Board of Directors will, before such Securities are issued under the Registration Statement, duly authorize the issuance and approve the terms of such Securities.

I, or attorneys that I supervise, have examined or are otherwise familiar with the Articles of Incorporation, the Bylaws of the Corporation (the “Bylaws”), the Registration Statement, such of the Corporate Proceedings as have occurred as of the date hereof, and such other documents, records and instruments as I have deemed necessary or appropriate for the purposes of this opinion.

Based on the foregoing and the assumptions that follow, I am of the opinion that:

(i)            the Indenture is a valid and binding obligation of the Corporation;

(ii)           with respect to any Debt Securities, upon (a) the completion of all required Corporate Proceedings relating to the terms and issuance of Debt Securities, (b) the due execution and delivery of the Debt Securities, and (c) the due authentication of the Debt Securities by the trustee pursuant to the Indenture, such Debt Securities will be valid and binding obligations of the Corporation;

(iii)          with respect to any Preferred Stock, upon (a) the due authorization, execution, acknowledgment, delivery and filing by the Corporation with, and recording by, the Minnesota Secretary of State of the applicable Certificate of Designations, (b) the completion of all required Corporate Proceedings relating to the terms and issuance of Preferred Stock, (c) the due execution, registration of issuance and delivery of certificates

May 8, 2018

representing the Preferred Stock pursuant to such Certificate of Designations, and (d) in the case of Preferred Stock issuable in exchange for or upon conversion of Debt Securities or other Preferred Stock, completion of the actions in respect of such Debt Securities or other Preferred Stock referred to in paragraph (ii) hereof or in this paragraph (iii) (as the case may be), such Preferred Stock will be validly authorized and issued, fully paid and non-assessable;

(iv)          with respect to any Depositary Shares, upon (a) the completion of all required Corporate Proceedings relating to the terms and issuance of the Preferred Stock represented by such Depositary Shares, (b) the due authorization, execution and delivery of a Deposit Agreement establishing the terms of such Depositary Shares, (c) the due authorization, execution, acknowledgement, delivery and filing by the Corporation with, and recording by, the Minnesota Secretary of State of the applicable Certificate of Designations in respect of such Preferred Stock, (d) the due execution, registration of issuance and delivery of certificates representing such Preferred Stock, the delivery of such certificates to the Depositary for deposit in accordance with the terms of such Deposit Agreement, and the recordation of such Preferred Stock on the books of the Corporation in the name of the Depositary or its nominee, and (e) the due execution, registration of issuance and delivery by the Corporation of depositary receipts evidencing such Depositary Shares in accordance with the terms of such Deposit Agreement, the Deposit Agreement will be a valid and binding obligation of the Corporation and the depositary receipts evidencing such Depositary Shares will be valid and binding obligations of the Corporation and entitle the holders thereof to the rights specified in such Deposit Agreement;

(v)           with respect to any Common Stock, upon (a) the completion of all required Corporate Proceedings relating to the issuance of Common Stock, (b) the due execution, registration of issuance and delivery of the certificates representing Common Stock, and (c) in the case of Common Stock issuable in exchange for or upon conversion of Debt Securities or Preferred Stock, completion of the actions in respect of such Debt Securities, Preferred Stock or Depositary Shares referred to in paragraphs (ii), (iii) or (iv) hereof (as the case may be), such Common Stock will be validly authorized and issued, fully paid and non-assessable;

(vi)          with respect to any Warrants, upon (a) the completion of all required Corporate Proceedings relating to the terms and issuance of Warrants, (b) the due execution and delivery of Warrant Agreements, (c) the due execution and delivery of the related Warrants, and (d) the due authentication of the related Warrants by the Warrant Agent, such Warrants will be legally issued, valid and binding obligations of the Corporation;

except, that, to the extent they relate to the validity, binding effect or enforceability of provisions of any instrument or agreement, each of the foregoing opinions is limited by (1) applicable bankruptcy, reorganization, assignment for the benefit of creditors, insolvency, moratorium, fraudulent transfer, fraudulent conveyance, receivership and other laws of general application affecting the enforcement of creditors’ rights, (2) general equity principles, including without limitation, concepts of materiality, reasonableness, good faith, fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, whether considered in a proceeding in equity or at law, (3) public policy considerations that may limit the rights of parties to obtain specific remedies or enforce specific terms, and (4) governmental authority to limit, delay or prohibit the making of payments outside the United States.

May 8, 2018

The foregoing opinions assume that (a) the Securities will be issued (1) upon receipt by the Corporation of the consideration designated in the applicable Corporate Proceedings (or, to the extent provided in the applicable Corporate Proceedings, upon exchange or conversion of any other Securities in accordance with the terms of such other Securities and the related Governing Documents), which consideration shall be lawful, and (2) otherwise in accordance with, and in compliance with any limitations set forth in, the applicable Corporate Proceedings; (b) the Registration Statement and any amendments relating thereto shall have become effective under the Securities Act and shall continue to be effective; (c) a prospectus supplement describing each class or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law, will be timely filed with the Commission; (d) that, at the time any Securities or Governing Documents are authorized, issued, executed, authenticated, acknowledged, delivered or filed (as the case may be), the Corporation will remain duly organized, validly existing and in good standing under the laws of the State of Minnesota,  the Corporate Proceedings related thereto will not have been modified or rescinded and there will not have occurred any change in the law or in the Articles of Incorporation or Bylaws affecting the authorization, issuance, execution, authentication, acknowledgment, delivery or filing of such Securities; (e) the terms of the Securities will be established in conformity with the applicable Governing Documents and so as not to violate or be void under any applicable law; (f) the number or amount of any Securities issued will not exceed the then remaining unreserved and unissued number or amount of such Securities authorized for issuance in the applicable Governing Documents; (g) all certificates evidencing any Securities will be in the form required by law and approved for issuance by the Corporation; and (h) none of the authorization, issuance, execution, authentication, acknowledgement, delivery or filing of any Securities or Governing Documents, nor compliance by the Corporation with its obligations thereunder, will violate, conflict with or constitute a default or event of default under, or require any filing with or approval of any court or governmental body under, the Articles of Incorporation or Bylaws as then in effect, any law then applicable to the Corporation, any agreement or instrument then binding upon the Corporation, or any then effective order of any court or governmental body having jurisdiction over the Corporation.

Without limiting any other qualifications set forth herein, the opinions expressed herein are subject to the effect of generally applicable laws that (a) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred or provide that a course of performance may operate as a waiver, (b) limit the enforcement of provisions of instruments or agreements that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness, (c) limit the availability of a remedy under certain circumstances where another remedy has been elected, (d) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of or contribution to a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct or insofar as such provisions otherwise contravene public policy, (e) may, where less than all of an instrument or agreement may be unenforceable, limit the enforceability of the balance of the instrument or agreement to circumstances in which the unenforceable portion is not an essential part of the agreed exchange, (f) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees and other costs, (g) may permit a party who has materially failed to render or offer performance required by a contract to cure that failure unless either permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance or it is important under the circumstances to the aggrieved party that performance occur by the date stated in the instrument or agreement, (h) may limit the enforceability of provisions for the premiums upon mandatory prepayment to the extent of such payment constitutes, or is deemed to constitute, a penalty or forfeiture, (i) may require mitigation of damages, and (j) provide a time limitation after which a remedy may not be enforced (i.e., statutes of limitation).

May 8, 2018

I have assumed, without investigation (a) the accuracy and truthfulness of all public records of the Corporation and of all certifications, documents and other proceedings examined by me that have been produced by officials of the Corporation acting within the scope of their official capacities, without verifying the accuracy or truthfulness of such representations, (b) the genuineness of such signatures appearing upon such public records, certifications, documents and proceedings, (c) the legal capacity of natural persons who are involved on behalf of the Corporation to enter into and perform the referenced instrument or agreement or to carry out their role in it, (d) the satisfaction by each party to the referenced instrument or agreement (other than the Corporation) of those legal requirements that are applicable to it to the extent necessary to make the referenced instrument or agreement enforceable against it, (e) the compliance by each party to the referenced instrument or agreement (other than the Corporation) with all legal requirements pertaining to its status as such status relates to its rights to enforce such instrument or agreement against the Corporation, (f) the accuracy and completeness of each document submitted for review and the authenticity of each such document that is an original or, if such document is a copy, its conformance to an authentic original, (g) the absence of any mutual mistake of fact or misunderstanding, fraud, duress or undue influence, (h) the compliance of the conduct of the parties to the referenced instrument or agreement with any requirement of good faith, fair dealing and conscionability, (i) there are no agreements or understandings among the parties, written or oral, and there is no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement or qualify the terms of any instrument or agreement relevant hereto, (j) all statutes, judicial and administrative decisions, and rules and regulations of governmental agencies, constituting the law of any relevant jurisdiction are generally available (i.e., in terms of access and distribution following publication or other release) to lawyers practicing in Minnesota and are in a format that makes legal research reasonably feasible, and (k) the constitutionality or validity of a relevant statute, rule, regulation or agency action is not in issue unless a published decision in the relevant jurisdiction has specifically addressed but not resolved, or has established, its unconstitutionality or invalidity.

Although Debt Securities may be denominated in currencies or composite currencies other than the United States dollar, I express no opinion as to whether a court would award a judgment in a currency or composite currency other than United States dollars.  Further, I express no opinion with respect to the enforceability of any provision specifying rates of exchange for, or requiring indemnity against loss in, converting into a specified currency or composite currency the proceeds or amount of a court judgment in another currency.

I express no opinion as to the laws of any jurisdiction other than the laws of the State of Minnesota.   I have assumed that Minnesota law will be chosen to govern each Deposit Agreement and Warrant Agreement.

The opinions herein expressed are limited to the specific issues addressed and to laws existing on the date hereof.  By rendering this opinion, I do not undertake to advise you with respect to any other matter relating to the Corporation or the Securities or of any change in such laws or in the interpretation thereof which may occur after the date hereof.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the Prospectus included therein under the caption “Legal Opinions” with respect to the matters stated therein without implying or admitting that I am an “expert” within the meaning of the Securities Act, or other rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

May 8, 2018

Very truly yours,

/s/ Don H. Liu
Don H. Liu
Executive Vice President,
Chief Legal & Risk Officer and Corporate Secretary